Exhibit 99.3


                              Attachment to Form 4


                             JOINT FILER INFORMATION


Name and Address:                     Windmill Master Fund LP
                                      Gardenia Court, Suite 3307
                                      45 Market Street
                                      Camana Bay, Grand Cayman
                                      Cayman Islands


Date of Event Requiring Statement:    06/12/08
Issuer and Ticker Symbol:             Energy XXI (Bermuda) Limited (EXXI)
Relationship to Issuer:               10% Owner
Designated Filer:                     Duquesne Capital Management, L.L.C.


TABLE I INFORMATION

Title of Security:                    Common Stock, par value $0.001 per share
Transaction Date                      06/12/08
Transaction Code                      S
Amount of Securities                  288,000
Securities Acquired (A) or
     Disposed of (D)                  D
Price                                 $5.9038 per share
Amount of Securities Beneficially
     Owned Following Reported
     Transactions                     13,789,122
Ownership Form:                       D
Nature of Indirect Beneficial
     Ownership:                       n/a


TABLE II INFORMATION

None.


Signature of Reporting Person         WINDMILL MASTER FUND LP
                                      By:  Duquesne Capital Management, L.L.C.,
                                           its investment manager


                                      By:  /s/ Joseph W. Haleski
                                           -------------------------------------
                                           Name:   Joseph W. Haleski
                                           Title:  Chief Operating Officer

Date:                                 June 16, 2008